Exhibit 17.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statement on Form F-3 of Unilever PLC (No. 333-245589-01), Unilever Capital Corp (No. 333-245589-02) and Unilever United States Inc. (No. 333-245589- 03) and on Form S-8 of Unilever PLC (No. 333-185299) of our report dated 2 March 2022, with respect to the consolidated financial statements of Unilever PLC and the effectiveness of internal control over financial reporting which report appears in the Form 20-F of Unilever PLC dated 9 March 2022. /s/ KPMG LLP London, United Kingdom 9 March 2022